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Exhibit A

JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each other undersigned parties hereby agree to file jointly this Schedule 13D (including any amendments thereto) with respect to the Common Stock, par value $.01 per share, of JLM Industries, Inc. It is understood and agreed that each of the parties hereto is responsible for the timely filing of this Schedule 13D and any amendments thereto, and for the completeness and accuracy of information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning another party unless such party knows or has reason to believe that such information is inaccurate.

        It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

Dated: July 3, 2003

/s/ JOHN L. MACDONALD John L. Macdonald
IRREVOCABLE TRUST CREATED UNDER AGREEMENT DATED DECEMBER 15, 1995 BETWEEN JOHN MACDONALD, AS GRANTOR AND MAXWELL STOLZBERG, AS TRUSTEE.
By:	/s/ MAXWELL STOLZBERG Maxwell Stolzberg, Trustee
/s/ MAXWELL STOLZBERG Maxwell Stolzberg, as Trustee
/s/ PHILIP S. SASSOWER Philip S. Sassower
PHOENIX ENTERPRISES LLC
By:	/s/ PHILIP S. SASSOWER Philip S. Sassower, Chief Executive Officer
THE PHILIP S. SASSOWER 1996 CHARITABLE REMAINDER ANNUITY TRUST
By:	/s/ PHILIP S. SASSOWER Philip S. Sassower, Co-Trustee
/s/ EDWARD SASSOWER Edward Sassower

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/s/ WENDY SASSOWER Wendy Sassower
/s/ EDWARD SASSOWER Edward Sassower, as Custodian for William and James Sassower
/s/ MARK SASSOWER Mark Sassower
/s/ JILL SASSOWER Jill Sassower
/s/ MARK SASSOWER Mark Sassower, as Custodian for Rachel, Lauren and David Sassower
/s/ ROBERT SASSOWER Robert Sassower
/s/ CAROLINE O. SACK Caroline O. Sack
/s/ JONATHAN SACK Jonathan Sack, as Custodian for Elizabeth and Charlotte Sack
GOREN BROTHERS LIMITED PARTNERSHIP
By:	/s/ ALEXANDER M. GOREN Alexander M. Goren, General Partner
JAM CAPITAL ASSOC., LLC
By:	/s/ LEONARD PEARLMAN Leonard Pearlman, Manager
DARYL LEE SCOT LLC
By:	/s/ DONALD TICK Donald Tick, Managing Member
MICHAEL G. JESSELSON 4/8/71 TRUST
By:	/s/ CLAIRE L. STRAUSS Claire L. Strauss, Trustee

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  Exhibit A
JOINT FILING AGREEMENT